TherapeuticsMD, Inc 8-K
Exhibit 10.0

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement made as of this 18th day of October, 2011 between THERAPEUTICSMD, INC., f/k/a AMHN, Inc., a Nevada corporation (the “Company”) and ENERGY CAPITAL, LLC (“Creditor”).

WHEREAS, Creditor is owed $105,000 from the Company pursuant to a Convertible Promissory Note dated April 18, 2011, attached hereto as Exhibit A (the “Debt”); and

WHEREAS, Creditor purchased the right, title and interest to the Debt pursuant to a Debt Assignment Agreement dated February 1, 2010;

WHEREAS, the Debt has been outstanding on the books of the Company for in excess of one year; and

WHEREAS, Creditor is willing to release the Company from its obligation to repay the Debt upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the terms, conditions and agreements contained in this Agreement, the parties agree as follows:

1.           ISSUANCE OF SECURITIES.

(a)           Creditor agrees to accept 10,000,000 shares (the “Shares”) of the Company’s Common Stock in full satisfaction of the Company’s obligation to repay the Debt. Company agrees to issue the Shares to Creditor, or such other person that Creditor has directed, promptly following the execution of this Agreement.

(b)           The certificate, in due and proper form, representing the Shares will be resellable pursuant to Rule 144 and therefore will bear no restrictive legend.

2.           CREDITORS REPRESENTATIONS AND WARRANTIES.

The Creditor hereby acknowledges, represents and warrants to, and agrees with the Company as follows:

(a)           The Creditor is acquiring the Shares for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no person other than those set forth on Schedule A has a direct or indirect beneficial interest in such Shares.

(b)           The Creditor acknowledges its understanding that the offering and sale of the Shares is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and the provisions of Regulation D thereunder.

(c)           The Creditor has the financial ability to bear the economic risk of its investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company.

(d)           The Creditor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Act (17 C.F.R. 230.501(a)).

(e)           The Creditor has made an independent investigation of the Company’s business, been provided an opportunity to obtain additional information concerning the Company it deems necessary to make an investment decision and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

(f)           The execution and performance of this Agreement has been duly authorized by all requisite corporate action by Creditor and the person signing this Agreement on behalf of Creditor has been duly authorized by such entity to do so.

(g)           The foregoing representations, warranties and agreements shall survive the delivery of the Shares under the Agreement.

3.           COMPANY REPRESENTATIONS AND WARRANTIES.

The Company hereby acknowledges, represents and warrants to, and agrees with the Creditor as follows:

(a)           The Company has been duly organized, validly exists, and is in good standing under the laws of the State of Nevada. The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws effecting creditors rights, generally.

(b)           Subject to the performance by the Creditors of its obligations under this Agreement and the accuracy of the representations and warranties of the Creditor, the offering and sale of the Shares will be exempt from the registration requirements of the Act.

(c)           The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement will not contravene any provision of applicable law or the charter documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement.

(d)           The foregoing representations, warranties and agreements shall survive the Closing.

4.           RELEASE.

Upon the delivery of the consideration to Creditor set forth in Section 1 of this Agreement, the Creditor releases and forever discharges the Company of and from all and all manner of actions, suits, debts, sums of money, contracts, agreements, claims and demands at law or in equity, that Creditor had, or may have arising from the Debt.

5.           MISCELLANEOUS.

(a)           Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

(b)           Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

(c)           Counterparts. This Agreement may be executed using separate signature pages or in any number of counterparts, and each of such counterparts shall constitute one agreement binding on all the parties, notwithstanding that not all parties are signatories to the same counterpart.

(d)           Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligation of the Investor shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

(e)           Entire Agreement. This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

(f)           Applicable Law. This Agreement shall be governed and construed under the laws of the State of Nevada.

IN WITNESS WHEREOF, the Company and Creditor have caused this Agreement to be executed and delivered by their respective officers, thereunto duly authorized.

THERAPEUTICSMD, INC.

By:	/s/ Robert G. Finizio
Robert G. Finizio, Chief Executive Officer

ENERGY CAPITAL, LLC

By:	/s/ Robert J. Smith
Robert J. Smith, Managing Member

Exhibit A

Convertible Promissory Note to Energy Capital, LLC dated April 18, 2011 for $105,000.